UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
January 5, 2017
Date of Report (Date of earliest event reported)

SHAKE SHACK INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

24 Union Square East, 5th Floor New York, New York	10003
(Address of principal executive offices)	(Zip Code)

(646) 747-7200
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On January 5, 2017 (the “Effective Date”), the Board of Directors (the “Board”) of Shake Shack Inc. (“Shake Shack”) appointed Zach Koff to serve as its first Chief Operating Officer.

Mr. Koff, 37, served as the Sr. Vice President of Operations of SSE Holdings, LLC (the “SSE Holdings”) since March 2015. Prior to that, Mr. Koff served as its Vice President of Operations since April 2012, and as its Director of Operations since February 2010. Prior to joining Shake Shack, Mr. Koff spent 8 years working in operations for Bravo Brio Restaurant Group. Mr. Koff graduated from Cornell University’s School of Hotel Administration in 2002 with a Bachelor’s Degree in Hospitality Administration.

In connection with his appointment, Mr. Koff entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Shake Shack and SSE Holdings (collectively, the “Company”). The term of Mr. Koff’s employment will be three years from the Effective Date, subject to automatic one-year extensions; provided, that neither party provides written notice of non-extension within 90 days of the expiration of the then-current term. Mr. Koff will receive an annual base salary of $250,000 and will be eligible to receive an annual performance-based cash bonus upon the attainment of individual and Company performance goals established by the Board or the compensation committee. Mr. Koff will receive an annual performance-based cash bonus equal to 35% of base salary upon attainment of target performance, with the opportunity to receive a cash bonus up 58.45% of base salary upon exceeding performance goals. Under the Employment Agreement, Mr. Koff also will be eligible for annual equity awards, the form and terms of which will be determined by the Board or the compensation committee in its discretion.

The Employment Agreement provides for severance upon a termination by the Company without cause or by Mr. Koff for good reason, in each case, subject to his execution and non-revocation of a waiver and release of claims. In either such event, Mr. Koff will be entitled to severance consisting of (a) continued base salary through the first anniversary of the termination of his employment, (b) a prorated annual performance-based cash bonus for the year of termination based on actual individual and Company performance, (c) accelerated vesting of a prorated portion of the annual equity awards that, absent such termination, would have next vested following the date of termination, such amount to be based on the number of full (not partial) fiscal months elapsed during the 12-month period between the previous vesting date or, if none, the award date, and the date of termination, and (d) reimbursement of a portion of any COBRA premiums for a period of up to 12 months equal to the amount the Company pay for the health insurance premiums of then-current executive level employees.

Mr. Koff will be subject to certain non-competition and non-solicitation restrictions for a 12-month period after termination of employment, during which time he may not compete, directly or indirectly, with the Company in the business of developing, managing, and/or operating of (a) "better burger" restaurants, (b) "quick service" or "fast food" restaurants with an emphasis on hamburgers, or (c) "fast casual" restaurants (collectively, the “Business”). No severance payments or benefits described above shall be paid following the first date that Mr. Koff violates his restrictive covenants; provided that, if employment is terminated by the Company without cause or by Mr. Koff for good reason, Mr. Koff may compete in the "fast casual" restaurant business only during the restricted period without violating the Employment Agreement, but he will not receive any severance after the date that he began to compete in the "fast casual" restaurant business.

There is no arrangement or understanding between Mr. Koff and any other persons or entities pursuant to which Mr. Koff was appointed to serve as Chief Operating Officer. Nor are there any related party transactions between the Company and Mr. Koff that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the employment agreement with Mr. Koff is filed as Exhibit 10.1 to this current report on Form 8-K. The above summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement. In addition, Mr. Koff will execute the Company’s form of indemnification agreement, a copy of which has been filed as Exhibit 10.21 to the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on January 20, 2015.

A copy of the press release containing the announcement of Mr. Koff’s appointment is attached hereto as Exhibit 99.1 to this current report on Form 8-K.

Departure of Chief Financial Officer

Also on the Effective Date, Jeff Uttz, delivered notice of his resignation as Chief Financial Officer of the Company, effective upon the filing with the Securities and Exchange Commission of the Company’s annual report on Form 10-K for the fiscal year ended December 28, 2016, anticipated to be mid-March 2017 (the “Resignation Date”). The Company has initiated an immediate search for a new Chief Financial Officer.

In connection with Mr. Uttz’s resignation, the Company entered into a Transition Services Agreement (the “Transition Services Agreement”) with Mr. Uttz. As compensation for Mr. Uttz’s continuing employment and services through the Resignation Date, in recognition of his contributions to the Company and as consideration for his signing the Transition Services Agreement and agreeing to be bound by the promises and covenants set forth therein, Mr. Uttz will be entitled to (i) all accrued, but unused vacation pay, (ii) 100% of his annual performance-based cash bonus for fiscal 2016, (iii) accelerated vesting of one-third of the equity awards granted on April 26, 2016, (iv) reimbursement by the Company through June 30, 2017 of a portion of any COBRA premiums equal to the amount the Company pays for the premiums of other executive level employees, and (v) transition services payments equal to Mr. Utt’z weekly rate of pay of $7,067.31 for each week (whether full or prorated) following the Resignation Date through June 30, 2017.

Pursuant to the Transition Services Agreement, Mr. Uttz has waived and released the Company from any and all claims, and he has agreed that, if he competes with the Company in the Business prior to June 30, 2017, he will not receive any unpaid portion of the transition services payment. The Transition Services Agreement supersedes the terms in Mr. Uttz’s Employment Agreement with the Company, dated December 31, 2014, regarding Mr. Utt’z termination of employment.

The announcement of Mr. Uttz’s resignation is contained in Exhibit 99.1 to this current report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description
10.1	Amended & Restated Employment Agreement, effective January 5, 2017, by and among Zach Koff, Shake Shack Inc. and SSE Holdings, LLC
99.1
Press release dated January 5, 2017, announcing appointment of Zach Koff to serve as the Chief Operating Officer of the Company and the resignation of Jeff Uttz as the Chief Financial Officer of the Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

	By:	/s/ Jeff Uttz
Jeff Uttz
Date: January 5, 2017		Chief Financial Officer